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                                                                   Exhibit 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 27, 1997 on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation, the combined financial statements and financial statement schedule of Genzyme General Division and the combined financial statements and financial statement schedule of Genzyme Tissue Repair Division as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which reports are included in Genzyme Corporation's 1996 Annual Report on Form 10-K as amended.

We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 7, 1997 on our audits of the combined financial statements of Genzyme Molecular Oncology Division as of December 31, 1995 and 1996 and for the period from December 1, 1994 (Date of Inception) through December 31, 1994, for the years ended December 31, 1995 and 1996 and cumulative for the period from December 1, 1994 (Date of Inception) through December 31, 1996, which report is included in Genzyme Corporation's Current Report on Form 8-K filed with Securities and Exchange Commission on June 30, 1997.

We also consent to the reference to our firm in the Registration Statement under the captions "Experts" and "Selected Financial Data."



                                                  /s/ Coopers & Lybrand L.L.P.
                                                  ----------------------------
                                                  Coopers & Lybrand L.L.P.


Boston, Massachusetts
October 27, 1997